UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 27, 2020

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Voluntary Pay Reductions

In response to the ongoing COVID-19 pandemic, the senior leadership team and independent directors of Nielsen Holdings plc (the “Company” or “Nielsen”) have agreed to voluntarily reduce their cash compensation as described below. Pursuant to compensation waiver letters entered into with Nielsen (collectively, the “Compensation Waivers”): each of (i) our Chief Executive Officer, David Kenny and our Chief Executive Officer, Global Connect, David Rawlinson, has agreed to reduce his total cash compensation (combined base salary and annual incentive payment) by 30%, (ii) each of our Chief Financial Officer, Chief Legal and Corporate Affairs Officer, Chief Human Resources Officer and Senior Vice President & Corporate Controller, has agreed to reduce his or her total cash compensation (combined base salaries and annual incentive payment) by 20%, (iii) other members of the senior leadership team have agreed to reduce his or her total cash compensation (combined base salaries and annual incentive payment) by up to 20% and (iv) each of the Company’s independent directors has agreed to reduce his or her total cash compensation (combined cash retainer and annual cash or Deferred Stock Units) by 30%. The Compensation Committee of the Board of Directors of the Company approved these reductions on April 27, 2020. Each of these compensation reductions is effective as of May 1, 2020 and will remain in effect (i) for all members of the senior leadership team through September 30, 2020 and (ii) for the independent directors, with respect to compensation earned during the second and third calendar quarters of 2020, subject, in each case, to extension of the applicable period by mutual agreement.

Severance Policy Amendment

The Company has amended and restated the Nielsen Holdings plc Severance Policy for Section 16 Officers and United States-Based Senior Executives (“Severance Policy”) to clarify that (1) the compensation reductions described above (a) will not constitute “Good Reason” under the Severance Policy, and (b) will not be taken into account for purposes of calculating severance that may become due upon a qualifying termination of employment under the Severance Policy, and (2) a Severance Policy participant will not be entitled to severance as a result of a sale or spin-off of a business unit that employs the participant if the participant is offered a “comparable position” with the buyer or any affiliate thereof, the spun-off entity or the Company or any of its affiliates, whether or not the participant accepts the offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary